Exhibit 10.1

IN THE CIRCUIT COURT OF
THE FIFTEENTH JUDICIAL
CIRCUIT IN AND FOR PALM
BEACH COUNTY, FLORIDA

CASE NO. CA 02 5293 AB

NODE COM, INC., a New Jersey

Corporation, and TQ WEST PALM, LLC,

a Florida Limited Liability Corporation,

                    Plaintiffs,

v.

SWITCH & DATA FL FOUR, LLC, a

Delaware Limited Liability Corporation;

SWITCH & DATA FACILITIES COMPANY,

LLC, a Delaware Limited Liability

Corporation; SWITCH & DATA FACILITIES

COMPANY, INC., a Delaware Corporation;

SWITCH & DATA HOLDINGS, INC., a

Delaware Corporation; JAMES F. LAVIN, and

a New Jersey Citizen;

                    Defendants.

CONFIDENTIAL COMPROMISE SETTLEMENT

AGREEMENT, RELEASE AND INDEMNITY AGREEMENT

This Confidential Compromise Settlement Agreement, Release of All Claims and Indemnity Agreement (“Agreement”) is made by and among Plaintiffs, NODECOM, INC., a New Jersey Corporation, and TQ WEST PALM, LLC, a Florida Limited Liability Corporation (hereinafter Plaintiffs) and Defendants, SWITCH AND DATA FLORIDA FOUR, LLC, a Delaware Limited Liability Company, SWITCH AND DATA FACILITIES COMPANY, LLC, a Delaware Limited Liability Company SWITCH AND DATA HOLDINGS, INC., a Delaware Corporation, and SWITCH AND DATA FACILITIES COMPANY, INC., a Delaware Corporation, and James F. Lavin, individually (hereinafter Defendants) (collectively “the Parties”, separately “a Party”) for the purpose of settling and releasing claims the parties might have against each other that were asserted, or that could have been asserted at any time prior to the date of this Agreement, whether known or unknown, including those related to all events, transactions, agreements, and/or contracts made the basis of the above-styled lawsuit.

RECITALS

1.	WHEREAS, Plaintiffs filed the civil action as styled above (the “Lawsuit”) against Defendants seeking damages;

2.	WHEREAS, EMILEE SUPPERS, Individually, JOSEPH SUPPERS, Individually, were formerly Plaintiffs in the above styled civil action;

3.	WHEREAS, Defendants maintain that they were not liable in connection with the purchase of the Meridian Building or the lease or breach of the lease of the Meridian Building;

4.	WHEREAS, the Lawsuit is the only cause of action filed by Plaintiffs against Defendants currently pending;

5.	WHEREAS, Defendants have filed a counterclaim for declaratory judgment and for attorneys’ fees;

6.	WHEREAS, bona fide disputes and controversies exist between all the parties to the above-styled and numbered cause, both as to the liability, if any, and the amount of damages, if any;

7.	WHEREAS, Plaintiffs, in consideration of the payment of monies and other agreements described in Exhibit 1 hereto and to induce Defendants to pay such monies, hereby agree to this Agreement on the terms and conditions stated herein;

8.	WHEREAS, Defendants, in consideration of the payment of monies and other agreements described herein, do hereby agree to this Agreement on the terms and conditions stated herein; and

9.	WHEREAS, Plaintiffs and Defendants enter into this agreement with the intention of effectuating their desire to permanently compromise and settle any and all claims that Plaintiffs may have or might acquire against Defendants as a result of any future change in any law, or which could ever be asserted against Defendants in the Lawsuit under either the Constitution, statutory laws or common laws of the State of Florida or any other state.

AGREEMENT

NOW, THEREFORE, IN MUTUAL CONSIDERATION OF THE FOREGOING RECITALS AND THE PROMISES AND AGREEMENTS CONTAINED HEREIN, THE PARTIES TO THIS AGREEMENT HEREBY AGREE AS FOLLOWS:

General Release.

10.

In consideration for the promises described herein and for other good and valuable consideration, Plaintiffs, on behalf of themselves, and Plaintiffs’ partners, affiliated companies and entities, subsidiaries, agents, representatives, successors, predecessors, assigns, directors, officers, former and current employees, shareholders, heirs, beneficiaries, spouses and attorneys, individually and collectively, (including Emilee Suppers and Joe Suppers, Individually) hereby RELEASE, ACQUIT, AND DISCHARGE, forever and for all purposes, and in all respects, Defendants and Defendants’ past and present partners, limited partners, affiliated companies and entities, subsidiaries, agents, servants, representatives, affiliates, successors, predecessors, assigns, directors, officers, former and current employees (including Patricia Higgins and Roy Dickey), shareholders, heirs, beneficiaries, spouses and attorneys, of and from any and all claims, demands, actions, causes of action, suits, costs, losses, damages, expenses, compensations, liabilities, and any other obligations of any kind or nature whatsoever, known or unknown, direct or consequential, foreseen or unforeseen, matured or unmatured, developed or undeveloped, concealed or disclosed, anticipated or unanticipated, fixed or contingent, and the consequences thereof, existing from the beginning of time through the Effective Date of this Agreement, including, but not limited to any claim arising from or relating to (1) the Lawsuit; (2) all claims, counterclaims and third-party claims by the Parties against each other that were or could have been brought in the Lawsuit or based upon the allegations contained in the Lawsuit; (3) any other attorneys’ fees or payments of any kind arising from or relating to any relationship between the Parties; (4) any act, omission, representation, recommendation, malfeasance or misfeasance by the Parties; and (5) all acts, omissions, occurrences, transactions, events, communications, or agreements related to the above-listed matters; provided, however, that nothing in this paragraph or Agreement releases, discharges or affects in any way the obligations provided for or created by this Agreement. Plaintiffs and Defendants expressly state that they intend this release to be as broad as possible so as to include any possible claim whatsoever without any exceptions or reservations. This Release shall be fully binding and a complete settlement between the parties to this Agreement and all parties represented by, formerly represented by, or claiming through such parties.

11.

In consideration for the promises described herein and for other good and valuable considerations, Defendants on behalf of themselves, and Defendants’ partners, affiliated companies and entities, subsidiaries, agents, representatives, successors, predecessors, assigns, directors, officers, former and current employees (including Patricia Higgins and Roy Dickey), shareholders, heirs, beneficiaries, all insurance carriers, individually and collectively, hereby RELEASE, ACQUIT, AND DISCHARGE, forever and for all purposes, and in all respects, Plaintiffs and Plaintiffs’ past and present partners, limited partners, affiliated companies and entities, subsidiaries, agents, servants, representatives, affiliates, successors, predecessors, assigns, directors, officers, former and current employees, shareholders, heirs, beneficiaries, spouses and attorneys (including Emilee Suppers and Joseph Suppers, Individually), of and from any and all claims, demands, actions, causes of action, suits, costs, losses, damages, expenses, compensations, liabilities, and any other obligations of any kind or nature whatsoever, known or unknown, direct or consequential, foreseen or unforeseen, matured or unmatured, developed or undeveloped, concealed or disclosed, anticipated or unanticipated, fixed or contingent, and the consequences thereof, existing from the beginning of time through the Effective Date of this Agreement, including, but not limited to any claim arising from or relating to (1) the Lawsuit; (2) all claims, counterclaims and third-party claims by the Parties against each other that were or could have been brought in the Lawsuit or based upon the allegations contained in the Lawsuit; (3) any other attorneys’ fees or payments of any kind arising from or relating to any relationship between the Parties; (4) any act, omission, representation, recommendation, malfeasance or misfeasance by the Parties; and (5) all acts, omissions, occurrences, transactions, events, communications, or agreements related to the above-listed matters; provided, however, that nothing in this paragraph or Agreement releases, discharges or affects in any way the obligations provided for or created by this Agreement.

12.	Plaintiffs and Defendants expressly state that they intend this release to be as broad as possible so as to include any possible claim whatsoever without any exceptions or reservations. This Release shall be fully binding and a complete settlement between the parties to this Agreement and all parties represented by, formerly represented by, or claiming through such parties.

Settlement Funds.

13.	Defendants agree to pay Plaintiffs Three Million and no/100’s ($3,000,000.00) in full and final settlement of all claims. The settlement amount required to be pay under this agreement shall be received by wire transfer to the trust account of Walter V. Williams, P.C. on or before April 26, 2007. No warranty or representation of the tax consequences, if any, is made by Defendants. The Parties understand and agree that none of the settlement funds paid herein are on account of punitive or exemplary damages. All court costs are to be taxed against party incurring same.

General Release and Assignment.

14.

Plaintiffs hereby acknowledge and agree that this Agreement is a general release; and Plaintiffs further expressly waive and assume the risk of any and all claims for damages which exist as of this date, but of which Plaintiffs do not know or suspect to exist, whether through ignorance, oversight, error, negligence, incomplete discovery or otherwise, and which whether or not, if known, would materially affect the decision to enter into this Agreement. Plaintiffs further agree that Plaintiffs have entered into this Agreement as a compromise of matters involving disputed issues of law and fact, and Plaintiffs assume the risk that facts or laws may be otherwise than Plaintiffs believe.

15.	Defendants hereby acknowledge and agree that this Agreement is a general release; and Defendants further expressly waive and assume the risk of any and all claims for damages which exist as of this date, but of which Defendants do not know or suspect to exist, whether through ignorance, oversight, error, negligence, incomplete discovery or otherwise, and which whether or not, if known, would materially affect the decision to enter into this Agreement. Defendants further agree that Defendants have entered into this Agreement as a compromise of matters involving disputed issues of law and fact, and Defendants assume the risk that facts or laws may be otherwise than Defendants believe.

16.	It is understood and agreed by the parties to this Agreement that this Agreement is a compromise of doubtful and disputed claims, and that entering this Agreement is not to be construed as admission of liability on the part of either Plaintiffs or Defendants by both of whom liability is expressly denied.

17.	To the extent any claim by, or through, or on behalf of Plaintiffs against Defendants owned by Plaintiffs is not herein released, the same is assigned in full to Defendants. To the extent any claim by, or through, or on behalf of Defendants against Plaintiffs owned by Defendants is not herein released, the same is assigned in full to Plaintiffs.

Acknowledgment of Disputed Liability.

18.	Plaintiffs agree and acknowledge that Plaintiffs does and will accept the consideration recited in this Agreement as a full and complete compromise of all claims which Plaintiffs may have against Defendants, liability of which is expressly denied by Defendants, and that neither the consideration specified in this Agreement nor the negotiations for this Agreement (including all statements and communications, oral or written, of any nature) by any party, their attorneys, agents or representatives, are admissions by them and that no past or present negligent act or omission or other wrongdoing may be implied by or inferred from such consideration or negotiations.

19.	Defendants agree and acknowledge that Defendants do and will accept the consideration recited in this Agreement as a full and complete compromise of all claims which Defendants may have against Plaintiffs, liability of which is expressly denied by Plaintiffs, and that neither the consideration specified in this Agreement nor the negotiations for this Agreement (including all statements and communications, oral or written, of any nature) by any party, their attorneys, agents or representatives, are admissions by them and that no past or present negligent act or omission or other wrongdoing may be implied by or inferred from such consideration or negotiations.

Warranty of Capacity to Execute Agreement.

20.	Plaintiffs represent and warrant (a) the recitals set forth above are true and correct; (b) no other person or entity has, or has had, any interest in the claims, demands, obligations, or causes of action referred to in this Agreement; and (c) Plaintiffs have not sold, assigned, transferred, conveyed, or otherwise disposed of any claim, demands, obligations, or causes of action referred to in this Agreement.

21.	Defendants represent and warrant (a) the recitals set forth above are true and correct; (b) no other person or entity has or has had, any interest in the claims, demands, obligations, or causes of action referred to in this Agreement; and (c) Defendants have not sold, assigned, transferred, conveyed, or otherwise disposed of any claim, demands, obligations, or causes of action referred to in this Agreement.

Entire Agreement/Successors In Interest.

22.	This Agreement constitutes the entire agreement between the Parties with regard to the claims being released herein and shall be binding upon, and inure to the benefit of the executors, administrators, personal representatives, heirs, successors, and assigns of each.

Disclaimer of Reliance.

23.

Plaintiffs expressly warrant and represent and do hereby state that no promise, assurance, representation, or agreement which is not herein expressed has been made to Plaintiffs in executing this Agreement and that Plaintiffs are not relying upon any statement or representation of Defendants or Defendants’

agents whether made before, after, or in the course of the Lawsuit or in the process of negotiating or finalizing the Agreement. Plaintiffs also expressly warrant and represent and do hereby state that Plaintiffs are relying on Plaintiffs’ own judgment and that of Plaintiffs’ own legal counsel in the Lawsuit in deciding to enter into the Agreement.

24.	Defendants expressly warrant and represent and do hereby state that no promise, assurance, representation, or agreement which is not herein expressed has been made to Defendants in executing this Agreement and that Defendants are not relying upon any statement or representation of Plaintiffs or Plaintiffs’ agents whether made before, after, or in the course of the Lawsuit or in the process of negotiating or finalizing the Agreement. Defendants also expressly warrant and represent and do hereby state that Defendants are relying on Defendants’ own judgment and that of the Defendants’ own legal counsel in the Lawsuit in deciding to enter into the Agreement.

Representation of Comprehension of Document.

25.

In entering into this Agreement, Plaintiffs represents that (a) Plaintiffs have relied upon the legal advice of the Plaintiffs’ attorneys, who are the attorneys of Plaintiffs’ own choice, and advice of any insurance or other professional as Plaintiffs or Plaintiffs’ attorneys may have deemed appropriate; (b) Plaintiffs have not relied upon the representations of Defendants or Defendants’ attorneys, or any other person or entity released herein in evaluating any claim that is the subject of this Lawsuit or in deciding whether to accept this Settlement; (c) the terms of this Agreement have been carefully and completely read by Plaintiffs; and (d) these terms are fully understood and voluntarily accepted by Plaintiffs. This Agreement shall become final, irrevocable and absolute upon its execution. Plaintiffs agree that the terms and provisions of this Agreement are not to be more strictly construed against Defendants or Defendants’ agents or representatives than against Plaintiffs, and it is the intention of all signing parties that this Agreement be construed as having the plain ordinary meaning of the terms used herein.

26.	In entering into this Agreement, Defendants represent that (a) Defendants have relied upon the legal advice of the Defendants’ attorneys, who are the attorneys of Defendants’ own choice, and advice of any insurance or other professional as Defendants or Defendants’ attorneys may have deemed appropriate; (b) Defendants have not relied upon the representations of the Plaintiffs or Plaintiffs’ attorneys, or any other person or entity released herein in evaluating any claim that is the subject of this Lawsuit or in deciding whether to accept this Settlement; (c) the terms of this Agreement have been carefully and completely read by Defendants; and (d) these terms are fully understood and voluntarily accepted by Defendants. This Agreement shall become final, irrevocable and absolute upon its execution. Defendants agree that the terms and provisions of this Agreement are not to be more strictly construed against Plaintiffs or Plaintiffs’ agents or representatives than against Defendants, and it is the intention of all signing parties that this Agreement be construed as having the plain ordinary meaning of the terms used herein.

Governing Law.

27.	This Agreement is entered into in the State of Florida, and shall be construed in accordance with Florida Law. It is understood that the terms of this Agreement are contractual and not merely recital and that all paragraphs contained herein are material parts of the agreement between the Parties. The Parties agree that the exclusive venue for any claims involved under or over this agreement shall be West Palm Beach, Florida.

Supplemental Documents.

28.	The Parties agree to cooperate and fully execute any and all supplementary documents and take all additional actions which may be necessary or appropriate to give full force and effect to the basic terms and intent of this Agreement, and which are not inconsistent with its terms, including securing dismissals with prejudice of (a) all existing claims against Defendants and (b) all existing claims against Plaintiffs.

Confidentiality.

The Parties agree to make commercially reasonable efforts to keep the terms of the settlement confidential subject to the duties and obligations of Switch & Data and in its present capacity as a public company and will not provide a copy of this Agreement nor pleadings, discovery produced or other materials provided or filed in the lawsuit to any third party including, but not limited to, newspapers or other press or for posting on any website except for (a) disclosure where its required under a legal duty or obligation to disclose certain terms (e.g., to the Internal Revenue Service or as a part of Switch &

Data Facilities Company, Inc.’s filing requirements as a public company under the rules and regulations of the Securities and Exchange Commission (“SEC”) and the National Association of Securities Dealers, (“NASD”) including but not limited to a disclosure of the settlement through a Form 8-K filing with the SEC which may disclose the settlement amount) ), (b) disclosure to tax or financial consultants, or (c) disclosure with the prior written consent of the opposing party. . The obligations in this paragraph will be hereinafter referred to as the Confidentiality Obligations.

Indemnification

31.	Plaintiffs expressly agree to defend, indemnify and hold harmless Defendants against any and every future claim, lien, and expenses of every kind and nature, made against Defendants by, through, or on behalf of Plaintiffs any part of which accrues prior to April 12, 2007. It is expressly understood that the indemnity and hold harmless agreements provided for herein are intended to indemnify and hold harmless Defendants from the consequences of Defendants’ own strict liability, negligence, or breach of warranty, whether that strict liability, negligence, or breach of warranty, is the sole or concurring cause of any injury, damage, claim, demand, cause of action, suit or liability.

32.

Defendants expressly agree to defend, indemnify and hold harmless Plaintiffs against any and every future claim, lien, and expenses of every kind and nature, made against Plaintiffs by, through, or on behalf of Defendants any part of which accrues prior to April 12, 2007. It is expressly understood that the indemnity and hold harmless agreements provided for herein are intended to indemnify and hold harmless Plaintiffs from the consequences of Plaintiffs’

own strict liability, negligence, or breach of warranty, whether that strict liability, negligence, or breach of warranty, is the sole or concurring cause of any injury, damage, claim, demand, cause of action, suit or liability.

Effective Date.

33.	The Effective Date of this Agreement shall be April 13, 2007 (“Effective Date”).

Date:	April 26, 2007	/s/ EMILEE SUPPERS
EMILEE SUPPERS, Individually

Date:	April 26, 2007	/s/ JOSEPH SUPPERS
JOSEPH SUPPERS, Individually

Date:	April 26, 2007	/s/ JOSEPH SUPPERS, President and Manager
NODECOM, INC., a New Jersey Corporation, and TQ WEST PALM, LLC, a Florida Limited Liability Corporation
By Its Authorized Representative, Joe Suppers

Date:	April 25, 2007	/s/ CLAYTON MYNARD
SWITCH & DATA FLORIDA FOUR, LLC, a Delaware Limited Liability Company
By Its Authorized Representative: CLAYTON MYNARD

Date:	April 25, 2007	/s/ CLAYTON MYNARD
SWITCH & DATA FACILITIES COMPANY, LLC, a Delaware Limited Liability Company
By Its Authorized Representative: CLAYTON MYNARD

Date:	April 25, 2007	/s/ CLAYTON MYNARD
SWITCH & DATA HOLDINGS, INC., a Delaware Corporation
By Its Authorized Representative: CLAYTON MYNARD

Date:	April 25, 2007	/s/ CLAYTON MYNARD
SWITCH & DATA FACILITIES COMPANY, INC., a Delaware Corporation
By Its Authorized Representative: CLAYTON MYNARD